Exhibit 10.(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 333-112892) of our report dated March 30, 2009, relating to the consolidated financial statements and financial statement schedules and the effectiveness of internal controls over financial reporting of Protective Life Insurance Company and subsidiaries, which appears in such Registration Statement.  We also consent to the use in this Registration Statement on Form N-4 (File No. 333-112892) of our report dated April 24, 2009, relating to the financial statements of Protective Variable Annuity Separate Account, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Birmingham, Alabama

April 29, 2009